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                                                                     EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to: the 1995 Stock Option Plan as amended, 1996 Directors' Stock Option Plan, and the Stock Option Agreement entered into, effective January 4, 1995, by and between Sunrise Assisted Living, INC. and Dave Faeder (Form S-8 No. 33-05257); Sunrise Assisted Living, Inc. 1996 Non-Incentive Stock Option Plan (Form S-8, No. 333-21817); 1997 Stock Option Plan (Forms S-8, No.333-26837); the $150 million of 5 1/2% Convertible Subordinated Notes due 2002 (Form S-3, No. 333-34365); the 1996 Directors' Stock Option Plan, as Amended (Form S-8, No. 333-57291); the 1998 Stock Option Plan (Form S-8, No. 333-57293); the 1999 Stock Option Plan (Form S-8, No. 333-78313); the
Karrington Health, Inc. 1996 Incentive Stock Plan (Form S-8, No. 333-78543); and the 2000 Stock Option Plan (Form S-8, No. 333-38432), respectively, of our report dated March 7, 2001, with respect to the consolidated financial statements of Sunrise Assisted Living, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.





                                                         /s/ Ernst & Young LLP

McLean, VA
March 27, 2001